UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  ☐         Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Rocky Mountain Chocolate Factory, Inc.

(Name of Registrant as Specified In Its Charter)

AB VALUE PARTNERS, LP

AB VALUE MANAGEMENT LLC

BRADLEY RADOFF

ANDREW T. BERGER
RHONDA J. PARISH
MARK RIEGEL
SANDRA ELIZABETH TAYLOR

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AB Value Partners, LP, AB Value Management LLC (together with AB Value Partners, LP, “AB Value”), Bradley Radoff, Andrew T. Berger, Rhonda J. Parish, Mark Riegel and Sandra Elizabeth Taylor filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission on September 13, 2021, to be used to solicit votes for the election of their slate of highly-qualified director nominees at the 2021 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) of Rocky Mountain Chocolate Factory, Inc., a Delaware corporation, and for the approval of a business proposal to be presented at the Annual Meeting.

On September 27, 2021, AB Value issued a press release, a copy of which is filed as Exhibit 1.

Also on September 27, 2021, AB Value issued supplemental slides to its investor presentation previously filed with the Securities and Exchange Commission on September 21, 2021. A copy of the supplemental slides are filed herewith as Exhibit 2.

Exhibit 1

Leading Proxy Advisory Firms, Institutional Shareholder Services and Glass Lewis, Both
Recommend Shareholders Vote on the Concerned Shareholders of Rocky Mountain’s Blue Proxy Card

ISS Affirms Concerns of Entrenchment at Rocky Mountain Chocolate Factory

Glass Lewis Confirms Long-Term Underperformance of the Company

Vote on the BLUE Proxy Card Today for the Concerned Shareholders of Rocky Mountain’s Highly Qualified Candidates

WESTFIELD, N.J.--(BUSINESSWIRE)--AB Value Management LLC, collectively with its affiliates (“AB Value”), and the other participants in this solicitation (collectively, the “Concerned Shareholders of Rocky Mountain”) representing approximately 14.70% of the outstanding shares of Rocky Mountain Chocolate Factory, Inc. (NASDAQ: RMCF) (the “Company”), today acknowledged that Institutional Shareholder Services, Inc. (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), each a leading proxy advisory firm advising institutional investors, has provided significant validation of the need for change on the Company’s Board of Directors (the “Board”) in connection with 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”), to be held on October, 6, 2021.

ISS has recommended its clients vote on the BLUE proxy card to elect each of the Concerned Shareholders of Rocky Mountain’s candidates—Andrew T. Berger, Mark Riegel, Sandra Elizabeth Taylor and Rhonda J. Parish—and for the group’s proposal to redeem any poison pill previously issued and to abstain from adopting or extending future any poison pill absent shareholder approval within the previous 12 months (the “Poison Pill Redemption Proposal”). Glass Lewis also recommended that shareholders vote for Mr. Riegel and Ms. Taylor, and for the Poison Pill Redemption Proposal on the BLUE proxy card.

Important statements by ISS and Glass Lewis in their voting recommendations include:1

Underwhelming Stock and Operational Performance Warrant Change

●	“There are virtually no bright spots to speak of at the Company, from share price or operational performance, to Company strategy, or acquisition strategy...” [2]

●	“In sum, the Company’s TSR has fallen behind the broader market over almost every period, except since the beginning of the dissident’s current campaign, and the Company’s income metrics and margins are on a multi-year slide, even when measured in the pre-pandemic period.” [2]

●	“…the Board has reiterated many of the same strategic priorities and objectives for several years, yet to little effect in terms of actual improved performance or returns for shareholders.” [3]

1 Permission to quote from the ISS and Glass Lewis reports was neither sought nor obtained.

2 ISS Report, dated September 29, 2021.

The Board has Taken a Defensive, Haphazard Approach to Governance

●	“The Board’s decision to reduce its size to six members after Thompson’s resignation is a defensive maneuver antithetical to the accommodation of the dissident’s candidates. A more confident and compromise-seeking Board would have offered this seat to a nominee from the dissident slate, which could have been a step in the direction that Thompson had hoped the parties to take. The Board’s maneuver can be viewed as a signal that it is currently unwilling to countenance a compromise with the dissident, even for a single Board seat.” [2]

●	“…the Board formed a special committee that can only be called gaffe-ridden and irregular, citing advice of advisors as justification for their creation of the committee and ignoring of the shareholder proposal.” [2]

●	“To be sure, we recognize that AB Value’s involvement appears to have had a positive impact when it comes to improved governance practices and Board refreshment.” [3]

Concerned Shareholders of Rocky Mountain Candidates are Best Positioned to Lead the Company Forward

●	“…the only way that shareholders can protect against their candidates’ marginalization on a reconstituted Board is to support the entire dissident slate.” [2]

●	“The dissident has assembled nominees with the industry-relevant, ESG, legal, and other skills in Riegel, Taylor, and Parish that the Company needs to take the next step away from a founder-led enterprise to a professionally managed company.” [2]

●	“We recommend RMCF shareholders support the election of …Mark Riegel and [Sandra] Taylor, who we consider are the most qualified candidates on the dissident’s slate, given their collective experience in packaged foods, confection companies, consumer-facing businesses, branding, and on other public company board.” [3]

The Board has Refused to Allow Shareholders a Say on the Longstanding Poison Pill

●	“The Company has ignored a shareholder proposal to give it feedback on a poison pill that has its origins in the previous century…” [2]

●	“…shareholders should be troubled that the Board has chosen to keep silent regarding a fundamental and contentious issue of corporate governance and can legitimately question the Board’s interest in receiving public feedback from shareholders, even in the form of a non-binding poll.” [2]

●	“…the proposal will allow shareholders to have a say on the Company’s existing long-term poison pill, for which we believe little justification may exist. Accordingly, we believe that the terms of this proposal are reasonable and that adoption of this proposal would benefit shareholders.” [3]

Both ISS’ and Glass Lewis’ analyses clearly support the Concerned Shareholders of Rocky Mountain’s contentions that change is necessary to provide accountability to shareholders and ensure improved operational and governance practices. We believe that the Concerned Shareholders of Rocky Mountain have the right highly-qualified, independent candidates that can enact the type of change needed to secure the best outcome for all shareholders.

3 Glass Lewis Proxy Paper, dated September 24, 2021.

Important Additional Information

AB Value Partners, LP and AB Value Management LLC, Andrew T. Berger, Bradley Radoff, Rhonda J. Parish, Mark Riegel, and Sandra Elizabeth Taylor (collectively, the “Participants”) have filed a definitive proxy statement and an accompanying BLUE proxy card with the SEC to solicit proxies from shareholders of the Company for use at the 2021 Annual Meeting. THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Such proxy materials are available at no charge on the SEC’s website at http://www.sec.gov. In addition, the Participants in this proxy solicitation will provide copies of the proxy statement without charge, upon request. Requests for copies should be directed to the Participants’ proxy solicitor.

Certain Information Regarding the Participants

The Participants in the proxy solicitation are: AB Value Partners, LP, AB Value Management LLC, Andrew T. Berger, Bradley Radoff, Rhonda J. Parish, Mark Riegel, and Sandra Elizabeth Taylor. As of September 23, 2021, AB Value Partners, LP directly owns 224,855 shares of common stock, $0.001 par value per share of the Company (“Common Stock”). As of the date hereof, AB Value Management LLC beneficially owns 460,189 shares of Common Stock. As of the date hereof, Mr. Radoff directly owns 440,021 shares of Common Stock. As of the date hereof, none of Mr. Berger, Ms. Parish, Mr. Riegel, or Ms. Taylor directly own any shares of Common Stock.

Contacts

John Glenn Grau
InvestorCom LLC
(203) 295-7841

Exhibit 2

THE CONCERNED SHAREHOLDERS OF

ROCKY MOUNTAIN CHOCOLATE FACTORY®

Proxy Contest to Change Leadership at
Rocky Mountain Chocolate Factory, Inc.

Immediate Change is Necessary

DISCLAIMER

The views expressed in this presentation (this "Presentation") represent the opinions of AB Value Partners, LP and/or certain of its affiliates (collectively, "AB Value") and the other participants in this solicitation (collectively, the "Concerned Shareholders of Rocky Mountain") that hold shares in Rocky Mountain Chocolate Factory, Inc. ("RMCF" or the "Company"). The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision. The views expressed in this Presentation represent the opinions of Concerned Shareholders of Rocky Mountain and are based on publicly available information and the Concerned Shareholders of Rocky Mountain's analyses.

Certain financial information and data used in this Presentation have been derived or obtained from filings made with the Securities and Exchange Commission (the "SEC") by the Company or other companies that the Concerned Shareholders of Rocky Mountain considers comparable, as well as from third party sources. The Concerned Shareholders of Rocky Mountain have not sought or obtained consent from any third party to use any statements or information indicated in this Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in this Presentation. Information contained in this Presentation has not been independently verified by the Concerned Shareholders of Rocky Mountain. The Concerned Shareholders of Rocky Mountain shall not be responsible or have any liability for any misinformation contained in any third-party SEC filing or third-party report relied upon in good faith by the Concerned Shareholders of Rocky Mountain that is incorporated into this Presentation. The Concerned Shareholders of Rocky Mountain disclaim any obligation to correct or update this Presentation or to otherwise provide any additional materials. The Concerned Shareholders of Rocky Mountain recognize that the Company may possess confidential information that could lead it to disagree with the Concerned Shareholders of Rocky Mountain's views and/or conclusions.

The Concerned Shareholders of Rocky Mountain currently beneficially own, and/or have an economic interest in, shares of the Company. The Concerned Shareholders of Rocky Mountain are in the business of investing in securities. The Concerned Shareholders of Rocky Mountain may buy or sell or otherwise change the form or substance of any of their investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of this Presentation of any such changes. There may be developments in the future that cause the Concerned Shareholders of Rocky Mountain to engage in transactions that change their beneficial ownership and/or economic interest in the Company.

The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. Under no circumstances is this Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security. This document is the property of the Concerned Shareholders of Rocky Mountain and may not be published or distributed without the express written consent of the Concerned Shareholders of Rocky Mountain. All registered or unregistered service marks, trademarks and trade names referred to in this Presentation are the property of their respective owners, and the Concerned Shareholders of Rocky Mountain's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the Concerned Shareholders of Rocky Mountain's underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by the Concerned Shareholders of Rocky Mountain that the future plans, estimates or expectations contemplated will ever be achieved.

Important Additional Other Information

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | Shareholder Call to Action | Questions

Institutional Shareholder Services Report:

"The company claims that it is undergoing a brand refresh process, and is working with a consultant to assist it in its efforts. In engagement with ISS, the board mentioned internal workshops and presentations with the consultant. **When asked for tangible signs that shareholders can look to as evidence that the process is moving forward, such as new investments, prominent new hires, or other indicators, the company had little to offer.** Also lacking is public disclosure about how the company views its current brand, and what about it needs to be improved or updated. Without a diagnosis about the current state of affairs, **shareholders can justifiably wonder about the company's understanding of its branding issues**, a recognition that naturally stands as the foundation for a future course of action to refresh the brand."

"In a recent investor presentation, the company indicates that it is contemplating "several opportunities" for acquisition growth that may even "address RMCF's CEO transition." In engagement with ISS, the company indicated that these targets were not the product of a rigorous application of stringent financial requirements, but were entities with which the company had a relationship. An optimistic shareholder might view an acquisition that brings in a needed CEO as an elegant solution to two problems, **but the lack of quantitative rigor with which the company is approaching both issues should worry shareholders."**

Source: Institutional Shareholder Services ("ISS") Report September 26, 2021. Permission to quote from ISS was neither sought nor obtained

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | Shareholder Call to Action | Questions

Institutional Shareholder Services Report:

Source: Institutional Shareholder Services ("ISS") Report September 26, 2021. Permission to quote from ISS was neither sought nor obtained

Executive Summary | Need for Immediate Change | Shareholders' Plan | Nominees Best Suited to Effect Change | Shareholder Call to Action | Questions

Glass Lewis Report:

"**we have determined that the Dissident has made a sufficient case for incremental stockholder-driven board refreshment at this time**. We find RMCF's shareholder returns and operational performance in recent years have been generally poor and underperformed that of broadly comparable peer companies and competitors, even when accounting for a challenging economic environment and the global pandemic. In our view, while the RMCF board touts a refreshed strategy that it expects will successfully transform the Company under the oversight of a refreshed board, **we believe the Dissident has raised valid questions and concerns regarding a lack of detail and substance in the board's plan**. Further, we find the board has reiterated many of the same strategic priorities and objectives for several years, yet to little effect in terms of actual improved performance or returns for shareholders."

"On the governance front, while we acknowledge certain improvements (e.g., separation of the chairman and CEO roles) and the appointment of new independent directors, we have ongoing concerns regarding the independence of certain incumbents as well as whether the Company's board slate has the collective qualifications and experience which we believe are needed to formulate and execute a successful transformation and growth strategy. In particular, **we note the lack of relevant industry experience among the four incumbent directors and the fact that four of the six nominees on the Company's slate have no public company board experience other than serving as a director at RMCF.**"

Source: Glass Lewis Report September 24, 2021. Permission to quote from Glass Lewis was neither sought nor obtained